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                                                                   EXHIBIT 10.11


                         VALUE ADDED RESELLER AGREEMENT


THIS VALUE ADDED RESELLER AGREEMENT (this "Agreement") is effective as of the 25 day of February, 2000, by and between Ericsson Telecom AB (hereinafter "Owner"), a Sweden corporation, having an address for purposes of this Agreement at Telefonplan, S-126 25, Stockholm, Sweden, and OZ.COM and its subsidiaries, (hereinafter "VAR"), a California corporation, having an address for purposes of this Agreement at 77 South Bedford Street, Burlington, MA 01803, USA:

                                  WITNESSETH:

WHEREAS, Owner and VAR have jointly developed certain computer programs (the "Code") in accordance with that certain General Co-Operation And Development Agreement by and between parties as of 4th of February 1999 ("GCDA") as amended on October 18 and October 21, 1999 ("Amendment") and that certain Specific Co-Operation And Development Agreement For Communities and Link, by and between the parties dated 4th of February 1999 (hereinafter collectively referred to as "Development Agreements");

WHEREAS, by the terms of the said General Co-Operation And Development Agreement, Owner is the owner of certain results of the joint development work and has been granted certain exclusive rights to proprietary technology and solutions owned by VAR;

WHEREAS, VAR now desires (i) to market, sublicense and distribute the Code directly to its customers and use the Code in order to develop and market certain further computer programs and related documentation (hereinafter defined as the "Products") and (ii) to provide certain services related to the Code (hereinafter defined as "Hosting Services") to its customers; and

WHEREAS, each party hereto represents that it is ready, willing, and able to undertake the responsibilities and obligations set forth in this Agreement, and that it possesses the rights, resources, and capabilities to perform its responsibilities under this Agreement;

NOW, THEREFORE, in consideration of the premises, and of the obligations herein made and undertaken, the parties hereto do hereby covenant and agree as follows:

1.   DEFINITIONS

For the purposes of this Agreement, the definitions set forth in this Section shall apply to the respective capitalized terms:

"CODE." Computer programming code consisting of both Client Code and Server Code, including source code (i.e., human-readable), object code (i.e., machine-readable), and associated procedural code, as more fully described in the Development Agreements.


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"CLIENT CODE." A client software application to be used on a personal computer, mobile phone or any other device, intended to connect to Server Code, as more fully described in the Development Agreements.

"DERIVATIVE WORK." A work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which a preexisting work may be recast, transformed, or adapted, and that, if prepared without the authorization of the owner of the preexisting work, would constitute a copyright infringement.

"DOCUMENTATION." The printed material relating to the Code, including, without being limited to the description of the principles of operation.

"ENHANCEMENT." A change or addition to the Code or Documentation, other than an Error Correction, that improves its function, adds new function, or substantially enhances its performance. Enhancements shall not include programs that have a value and utility separate from the use of the Code and that, as a practical matter, may be priced and offered separately from the Code.

"ERROR." A defect in the Code or a mistake in the Documentation that prevents the Code from functioning in material conformity with the Specifications.

"ERROR CORRECTION." A change to the Code or the Documentation that is in a form that allows its application to the Code or inclusion in the Documentation to reestablish material conformity with the Specifications. All Error Correction shall be considered part of Code and Documentation for all purposes under this Agreement.

"HOSTING SERVICE." A service offering whereby VAR provides hosting of the Code and related maintenance services to its customers.

"PRODUCT(S)." Computer programs that are developed entirely by VAR, including its third party licensees and contractors and (i) contain, or are Derivative Works of, the Code or any subset thereof, or (ii) are aimed to operate in connection with the Code to enhance its usability or add to its features, and that are completed in marketable form (with appropriate end-user Documentation) by VAR and are offered by VAR to its customers or potential customers, in object code form, under the terms of the VAR License.

"SERVER CODE." A server software application allowing connections with and between Client Code applications, as more fully described in the Specifications attached hereto as Exhibit A.

"VAR LICENSE." A license agreement between VAR and each of VAR's customers under which copies of the Code or Product will be provided to such customers. The VAR License shall contain terms limiting the use of Code or Products to designated central processing units (CPUs), limiting further copying and/or transfer of the Products by such customers, and prohibiting reverse assembly, reverse compiling, or reverse engineering of the Code or Products.

2.   VAR RESPONSIBILITIES

2.1 Development of Products. VAR shall use all reasonable efforts to develop the Products. Upon completion of development of the Products, VAR shall test and evaluate the Products and assess their usefulness, performance, and marketability.

2.2 Marketing. If such assessment is positive, VAR shall use all reasonable efforts to market the Products in accordance with this Agreement. VAR shall use all reasonable efforts to package Products that VAR determines to be commercially reasonable offerings and to market such Products to potential customers under the VAR License.


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2.3. Non-compete. VAR and Owner shall continuously discuss how to approach the market and to use market opportunities for the best benefit of both Parties. In relation to a pure sublicensing of the Server Code, VAR shall continuously disclose to Owner its business prospects and shall not without the prior consent of Owner approach a wireline or wireless telecom operator for marketing activities in relation to such sub-licensing of the Server Code. However, the above shall not in any way restrict VAR's right to offer and sell Hosting Services to any third party.

2.4. Responsibilities Toward Customers. Except as otherwise provided in this Agreement, VAR shall assume all responsibility and liability to its customers with respect to the Products and shall assume all responsibility and liability for related customer support and assistance.

2.5. Royalties. VAR shall pay royalties to Owner in accordance with Section 4.

     3.   GRANT OF LICENSE

3.1. Owner hereby grants to VAR a nonexclusive right and license to:

     - Use, and reproduce the Code and Documentation in object code form, for the purposes of the development, technical support, maintenance, and warranty service of Products;

     - Use, reproduce, sublicense and distribute copies of the Code (in object code form only) and Documentation;

     - Use, the Code and Documentation in conjunction with Products in order to market and sell Hosting Services to VAR's customers and for the benefit of end-users of such customers;

     - Use, reproduce, distribute, market and sell copies of the Code (in object code form only) and Documentation as Products or parts of Products, to customers of VAR under the terms of a VAR License; and

     - Use and display the trademarks, service marks, and logos related to the Code and as specified in Ericsson's Corporate Visual Language Manual;

     - Use and copy the Code and Documentation thereof, for marketing, training, and demonstration purposes with respect to the Products.

3.2. For the avoidance of doubt; all changes, modifications, Enhancement or Derivative Works in relation to the Code shall be made in accordance with the terms and conditions of the Development Agreements.

     4.   ROYALTIES AND PAYMENTS

4.1. Royalties. VAR shall pay royalties in accordance with Exhibit A.

4.2. Most Favored Customer. Owner agrees that the charges established under this Agreement and specified in Exhibit A shall not exceed those offered or imposed with respect to similar value added reseller arrangement(s) with other customers or partners of Owner. If, during the term of this Agreement, Owner offers or accepts lower charges for similar value added reseller arrangement involving other customers or partners under similar terms and conditions, Owner shall so notify VAR and remit as a credit to VAR the difference between the amount of the payments theretofore


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     made by VAR for such similar arrangement and the amount that would have been payable if such lower charges been in effect.

4.3. Royalties Payable. Royalties are payable quarterly, with payment due within 30 days after the last day of each calendar quarter (March 31, June 30, September 30, December 31).

4.4. Audit. Upon Owner's request, at mutually agreeable times no more frequently than twice annually, Owner or an agent or accounting firm chosen by Owner shall be provided reasonable access during normal business hours to the relevant records of VAR for purposes of audit of royalties due. Records sufficient to verify the revenue received, copies of Products authorized to be made, copies of Products made, and authorized end-user copies sold, leased, or otherwise distributed or transferred shall be maintained by VAR and made available for audit. Persons conducting the audit shall be provided a reasonable opportunity to interview any employees of VAR who have engaged in the development and/or marketing of Products in order to corroborate the information contained in such records.

     5. AVAILABILITY OF ENHANCEMENTS AND PRODUCTS

5.1. Owner shall, to the extent developed or acquired by Owner and/or jointly developed by Owner and VAR under the General Co-Operation And Development Agreement of 4th of February 1999, offer VAR Enhancements for inclusion in the Code and Documentation as soon as they become available. Unless the parties agree otherwise, such Enhancements shall become part of the Code and Documentation for purposes of this Agreement.

5.2. VAR shall, to the extent developed or acquired by VAR, offer to license or sell Products to Owner on terms to which the parties shall, in good faith, agree.

     6. LIMITED WARRANTY AND LIMITATION OF LIABILITY

6.1. Ownership and Authority. To the extent and with limitations produced by the Development Agreements, Owner warrants that it is the owner of certain U.S. and international copyrights in the Code and Documentation and that it has all rights necessary for the grant of the right and license granted by this Agreement.

6.2. Disclaimer. The Code is provided "as is" for VAR's evaluation and, as between the parties, VAR assumes responsibility for determining the suitability of the Code, for its use in Products, and for results obtained. Owner makes no warranty that all Errors have been or can be eliminated from the Code or Documentation, except as expressly stated above, and Owner shall in no event be responsible for losses of any kind resulting from the use of the Code or the Documentation in Products, including, without limitation, any liability for business expense, machine downtime, or damages caused to VAR or VAR's customers by any deficiency, defect, error, or malfunction. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, OWNER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THE CODE OR DOCUMENTATION OR ANY USE THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY WHATSOEVER AS TO THE FITNESS FOR A PARTICULAR USE OR THE MERCHANTABILITY OF THE CODE OR DOCUMENTATION.

6.3. Limitation of Liability. In no event shall Owner be liable to VAR or VAR's customers for any indirect, special, incidental, or consequential damages, including lost profits.


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     7. OBLIGATION FOR EXPENSES

7.1. Owner shall have no obligation or requirement whatsoever to reimburse VAR for any expenses or costs incurred by VAR in the performance of, or otherwise by reason of, this Agreement. VAR's incursion of costs or expenses under this Agreement is at its sole risk and upon its independent business judgment that such costs and expenses are appropriate.

     8. MARKING OF PRODUCTS

8.1. All Code and Documentation, including any Enhancements, shall be marked with Owner's copyright notice. All Products offered by VAR shall display Owner's copyright notice and the Code shall otherwise be presented as set out in the Development Agreements. VAR may mark the Code included in Products with its own trademark and copyright notice as set out in the Development Agreements.

     9. TERM OF AGREEMENT, TERMINATION

9.1. Term. Unless terminated earlier as provided herein, this Agreement shall have a term of two (2) years commencing from the Effective Date.

9.2. Automatic renewal. This Agreement shall be renewed automatically for additional successive one (1) year periods, unless notice of non-renewal is given to the other no later than thirty (30) days prior to the expiration of the initial term or then current renewal term.

9.3. Breach. Should either party commit a material breach in its obligations hereunder, or should any of the representations of either party prove to be untrue in any material respect, the other party may, at its option, terminate this Agreement by 60 days' written notice to the other party. Such notice shall identify and describe the default upon which termination is based. The defaulting party shall have 30 days to cure such default, which, if effected, shall prevent termination by virtue of such default.

9.4. Consequences. Upon the termination of this Agreement, VAR shall immediately cease all use of the Code and Documentation granted by this Agreement, and any Derivative Works thereof, and shall make no further copies of any of the foregoing. VAR shall also discontinue all promotion, marketing, support, training, licensing, or other activities, except with respect to authorized end-user copies to the extent they have been placed in use by customers pursuant to the VAR License prior to the effective date of termination.

9.5. Survival. Notwithstanding the foregoing, and notwithstanding termination of this Agreement, VAR shall retain the right to continue to support Authorized End-User Copies that have been completed, marketed, and installed pursuant to the VAR License prior to the effective date of termination, subject to continued payment of applicable royalties to Owner.

9.6. Continuation of Payment. Owner shall continue to be entitled to fees and charges set forth in Section 5 that have accrued or shall accrue and become due and owing to Owner with respect to Products for a period of 3 years next following the effective date of this Agreement. At the end of such 3-year period, providing all royalties due have been paid, all licenses granted by Owner hereunder shall be deemed fully paid up and this Agreement shall not thereafter be subject to termination by Owner.


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      10. INDEMNIFICATION

10.1. Owner Indemnification. Owner agrees to, and does hereby, indemnify and hold harmless VAR from any and all claims, demands, or actions alleging that the Code or Documentation, including any Enhancements, in the form delivered by Owner, infringes or abridges any third-party rights in copyright, trade secret, or other intellectual property rights.

10.2. VAR Indemnification. VAR agrees to, and does hereby, indemnify and hold harmless Owner from any and all claims, demands, or actions from or relating to Products, or use by customers of Products, and based on or related to VAR's performance, nonperformance, infringement of third-party intellectual property rights, representations or statements made, or other actions with respect to Products.

10.3. Conditions. The foregoing indemnities shall be contingent upon the party seeking to enforce the indemnity against the other party (1) giving written notice to the other party of any claim, demand, or action for which indemnity is sought; (2) fully cooperating in the defense or settlement of any such claim, demand, or action; and (3) obtaining the prior written agreement of the indemnifying party to any settlement or proposal of settlement.

      11. MISCELLANEOUS

11.1. No Assertion of Rights. It is expressly understood and agreed that, as between Owner and VAR, all right, title, and interest in and to the Code and Documentation, including any other material furnished to VAR under this agreement vests solely and exclusively in the Owner, and VAR shall neither derive nor assert any title or interest in or to such materials except for the rights of use or licenses granted under this Agreement.

11.2. Independent Contractor Status. VAR is an independent contractor under this Agreement, and this Agreement shall not be construed as to create a partnership, joint venture, or agency relationship between the parties hereto. VAR shall have no authority to enter into agreements of any kind on behalf of Owner and shall not have the power or authority to bind or obligate Owner in any manner to any third party.

11.3. No Conflict of Interest. VAR represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder, or that would place it in a position of conflict of interest or be inconsistent or in conflict with its obligations hereunder.

11.4. No Assignment. VAR represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of Owner.

11.5. Notices. Any notices required or permitted to be sent shall be delivered personally, by overnight delivery service (such as Federal Express or DHL), or mailed certified mail, postage prepaid, return receipt requested, to the party's at the address noted above, unless by such notice a different address shall have been designated. Such notice shall be deemed to have been received upon actual delivery in the case of personal or overnight delivery and within three (3) business days after such mailing.

11.6. Governing Laws. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of Sweden.


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11.7. No Waiver. Neither party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

11.8. Force Majeure. Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

11.9. Entire understanding. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. This Agreement sets for the entire understanding between the parties as to the subject matter hereof. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.


ERICSSON TELECOM AB


By:  /s/ ROLF ERIKSSON
   -------------------------------
Title: V.P.
      ----------------------------

Date: February 25, 2000


OZ.COM


By:  /s/ SKULI MOGENSEN
   -------------------------------
Title: CEO
      ----------------------------

Date: February 25, 2000


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EXHIBIT A

ROYALTIES AND PAYMENTS . . .

Final pricing model for the licensing of Code has not been set by the parties. The parties intend to structure a pricing model and a marginal fee structure in the situations where;

  a.  VAR licenses Server Code

  b.  VAR provides Hosting Services to telecom operators

  c.  VAR provides Hosting Services to internet companies

  d.  VAR contributes to the sale or license of the Server Code

  e. VAR initiates the upgrade and transfer of End-Users from a basic free internet version of the Code into a more fully featured version.


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